EXHIBIT 10.1
FOURTH AMENDMENT TO CREDIT AGREEMENT
     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”), is made on this 10th day of April, 2007, by and between MEADOWBROOK INSURANCE GROUP, INC. (the “Company”), MEADOWBROOK, INC., (“Meadowbrook”), CREST FINANCIAL CORPORATION (“Crest” and, collectively, with Meadowbrook, the “Guarantors”), and LASALLE BANK MIDWEST NATIONAL ASSOCIATION, a national banking association (the “Lender”), and is based upon the following:
Recitals
     A. Company executed and delivered to Lender’s predecessor-in-interest, Standard Federal Bank National Association, a certain Revolving Note (the “Promissory Note”), a certain Credit Agreement (the “Credit Agreement”) and other related documents (together with the Promissory Note and the Credit Agreement, collectively, the “Loan Documents”), each dated as of November 12, 2004, evidencing, securing or relating to a certain revolving loan from Lender to Company in an amount not to exceed Twenty-Five Million and 00/100 Dollars ($25,000,000.00) (the “Loan”).
     B. In connection with the Credit Agreement, the Guarantors executed certain Guaranties dated as of November 12, 2004, to and for the benefit of Lender (collectively, the “Guaranties”).
     C. On or about May 20, 2005, Company executed and delivered to Lender a certain Amendment to Credit Agreement (the “First Amendment”), modifying the financial covenants applicable to the Loan.
     D. On or about September 8, 2005, Company executed and delivered to Lender a certain Second Amendment to Credit Agreement (the “Second Amendment”), further modifying the Loan Documents.
     E. On or about December 28, 2005, Company executed and delivered to Lender a certain Third Amendment to Credit Agreement (the “Third Amendment”), further modifying the Loan Documents.
     F. Company, Guarantors and Lender desire to amend the terms of the Loan Documents, as more particularly provided herein.
     G. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Documents.
Agreement
     Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of Lender, Guarantors and Company and further, in consideration of the mutual covenants, promises, and agreements and subject to the terms, provisions, and conditions contained herein, the parties hereto hereby agree as follows:

1.	Credit Agreement.
     (a) Section 1.1 of the Credit Agreement is hereby amended by replacing the pricing matrix set forth in the definition of “Applicable Margin” with the following:

	A.M. Best		Base Rate	Non-Use	L/C Fee
Level	Rating	LIBOR Margin	Margin	Fee Rate	Rate
I	A	75 bps	(125) bps	10 bps	.75%
II	A-	100 bps	(100) bps	15 bps	1.00%
III	B++	125 bps	(75) bps	15 bps	1.25%
IV	B+	175 bps	(25) bps	25 bps	1.75%
     In addition to the foregoing, all references to “Adjusted EBITDA” in the definition of “Applicable Margin” in Section 1.1 of the Credit Agreement shall be replaced in their entirety with “A.M. Best Rating”. The Applicable Margin shall be based on the A.M. Best rating of the Company’s Insurance Subsidiaries, in accordance with the above pricing matrix.
     (b) Section 1.1 of the Credit Agreement is hereby further amended by replacing the current definition of “Revolving Commitment” with the following:
     Revolving Commitment means $35,000,000, as reduced from time to time pursuant to Section 6.1.
     (c) Section 1.1 of the Credit Agreement is hereby further amended by replacing the current definition of “Swing Line Commitment Amount” with the following:
     Swing Line Commitment Amount means $3,500,000, as reduced from time to time pursuant to Section 6.1, which commitment constitutes a subfacility of the Revolving Commitment of the Swing Line Lender.
     (d) Section 1.1 of the Credit Agreement is hereby further amended by replacing the current definition of “Termination Date” with the following:
     Termination Date means the earlier to occur of (a) September 30, 2010 or (b) such other date on which the Commitments terminate pursuant to Section 6 or 13, or otherwise pursuant to this Agreement or the other Loan Documents.
     (e) Section 2.1.2 of the Credit Agreement is hereby amended by replacing the entirety of said Section with the following:

     2.1.2 L/C Commitment. Subject to Section 2.3.1, the Issuing Lender agrees to issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Issuing Lender (each, a “Letter of Credit”), at the request of and for the account of the Company from time to time before the scheduled Termination Date and, as more fully set forth in Section 2.3.2, Lender agrees to purchase a participation in each such Letter of Credit; provided that (a) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $3,500,000 and (b) the Revolving Outstandings shall not at any time exceed Revolving Loan Availability (less the amount of any Swing Line Loans outstanding at such time).
2.	Promissory Note.
     (a) The Revolving Loan Maturity Date set forth in the Promissory Note is hereby extended to September 30, 2010.
     (b) The reference to “TWENTY-FIVE MILLION and 00/100 DOLLARS ($25,000,000.00)” in the Promissory Note is hereby deleted in its entirety and replaced with “THIRTY-FIVE MILLION and 00/100 DOLLARS ($35,000,000.00)”.
     (c) Except as specifically modified or amended by this Fourth Amendment, the Promissory Note, and all of the terms, covenants, conditions, and provisions thereof, are hereby ratified and confirmed in their entirety and shall remain in full force and effect.
     (d) Lender is hereby authorized to place a notation on the Promissory Note that it has been amended by this Fourth Amendment.
3.	Reaffirmation of Guaranties. Each of the Guarantors hereby expressly:
     3.1 consents to the execution by the Company and Lender of this Fourth Amendment;
     3.2 acknowledges that the “Guaranteed Debt” (as defined in each of the Guaranties) includes all of the obligations and liabilities owing from time to time by the Company to Lender, including, but not limited to, the obligations and liabilities of the Company to the Lender under and pursuant to the Credit Agreement, as amended from time to time, and as evidenced by the Note, as modified, extended and/or replaced from time to time;
     3.3 acknowledges that such Guarantor does not have any set-off, defense or counterclaim to the payment or performance of any of the obligations of the Company under the Credit Agreement or such Guarantor under his or its respective Guaranty, as the case may be;
     3.4 reaffirms, assumes and binds itself or himself, as the case may be, in all respects to all of the obligations, liabilities, duties, covenants, terms and conditions that are contained in his or its respective Guaranty, as the case may be;

     3.5 agrees that all such obligations and liabilities under his or its respective Guaranty, as the case may be, shall continue in full force and that the execution and delivery of this Fourth Amendment to, and its acceptance by, Lender shall not in any manner whatsoever:
     (a) impair or affect the liability of any Guarantor to Lender under his or its respective Guaranty, as the case may be,
     (b) prejudice, waive, or be construed to impair, affect, prejudice or waive the rights and abilities of Lender at law, in equity or by statute, against any Guarantor pursuant to their respective Guaranty, and/or
     (c) release or discharge, nor be construed to release or discharge, any of the obligations and liabilities owing to Lender by any Guarantor under their respective Guaranty; and
     3.6 represents and warrants that each of the representations and warranties made by such Guarantor in any of the documents executed in connection with the Loans remain true and correct as of the date hereof.
4.	Loan Documents.
     (a) Except as specifically modified or amended by the First Amendment, Second Amendment, Third Amendment or this Fourth Amendment, the Loan Documents, and all of the terms, covenants, conditions, and provisions thereof, are hereby ratified and confirmed in their entirety and shall remain in full force and effect.
     (b) The Loan Documents are hereby ratified and affirmed by Company and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Company in the Loan Documents.
5.	Company’s Representations and Warranties.
     (a) No default, event of default or event of acceleration under any of the Loan Documents, as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default, an event of default or event of acceleration under the Loan Documents, as modified herein, has occurred and is continuing.
     (b) There has been no material adverse change in the financial condition of Company or any other person whose financial statement has been delivered to Lender in connection with the Loan from the most recent financial statements received by Lender.
     (c) Each and all representations and warranties of Company in the Loan Documents are accurate on the date hereof, continue to be satisfied in all respects and are valid and binding obligations with the same force and effect as if entirely restated in this Fourth Amendment.

     (d) Company has no claims, counterclaims, defenses or set-offs with respect to the Loan or the Loan Documents, as modified herein.
     (e) The Loan Documents, as modified herein, are the legal, valid and binding obligations of Company, enforceable against Company in accordance with their terms.
6.	Company’s Covenants. Company covenants with Lender:
     (a) Company shall execute, deliver and provide to Lender such additional agreements, documents and instruments as are reasonably required by Lender to effectuate the intent of this Fourth Amendment.
     (b) Contemporaneously with the execution and delivery of this Fourth Amendment, Company has paid to Lender:
     (i) All accrued and unpaid interest under the Promissory Note and all amounts, other than interest and principal, due and payable by Company under the Loan Documents as of the date hereof.
     (ii) All the external costs and expenses incurred by Lender in connection with this Fourth Amendment (including, without limitation, outside attorneys and appraisal, appraisal review, processing, title, filing and recording costs, expenses and fees).
7.	Miscellaneous.
     (a) Lender shall not be bound by this Fourth Amendment until (i) Lender has executed and delivered this Fourth Amendment, and (ii) Company has performed all of the obligations of Company under this Fourth Amendment to be performed contemporaneously with the execution and delivery of this Fourth Amendment.
     (b) This Fourth Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective representatives, successors, and assigns; provided, however, that Company may not assign any of its rights or delegate any of its obligations under the Loan Documents and any purported assignment or delegation shall be void.
     (c) The invalidity or unenforceability of a particular provision of this Fourth Amendment shall not affect the other provisions hereof, and this Fourth Amendment shall be construed in all respects as if such invalid or unenforceable provision were omitted.
     (d) The Loan Documents, as modified herein, contain the complete understanding and agreement of Company and Lender in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings and negotiations. No provision of the Loan Documents, as modified herein, may be changed, discharged, supplemented, terminated or waived except in a writing signed by the parties thereto.

     (e) This Fourth Amendment shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to conflicts of law principles that would require the application of the laws of another state.
     (f) This Fourth Amendment shall be deemed controlling in the event of any inconsistency, ambiguity or conflict between the terms of this Fourth Amendment and the terms contained in the Promissory Note, the Credit Agreement and the Loan Documents.
     (g) This Fourth Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Fourth Amendment to physically form one document.
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     The undersigned have executed this Fourth Amendment on the date first above written.

COMPANY: MEADOWBROOK INSURANCE GROUP, INC.
By:	/s/ Karen Spaun
Karen Spaun
Its: Sr. VP, Treasurer & CFO

GUARANTORS: MEADOWBROOK, INC.
By:	/s/ Karen Spaun
Karen Spaun
Its: Vice President

CREST FINANCIAL CORPORATION
By:	/s/ Karen Spaun
Karen Spaun
Its: CFO

LENDER: LASALLE BANK MIDWEST NATIONAL ASSOCIATION, a national banking association
By:	/s/ Laura M. Kalil
Laura M. Kalil
Its: First Vice President